SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

Filed by the Registrant     [X]
Filed by a Party other than the Registrant     [  ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

Bluerock Total Income+ Real Estate Fund

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[X]	No fee required.
[ ]	Fee paid previously with preliminary materials.
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Special Meeting of Shareholders: September 25, 2025, at 10:00 a.m.

September 10, 2025

Dear Shareholder,

The Bluerock Total Income+ Real Estate Fund (the “Fund”) Special Meeting of Shareholders (the “Meeting”) is approximately two weeks away.
The Fund is close to obtaining the number of votes required to approve Proposal 2, permitting the Fund to list its shares on the New York Stock Exchange.
Please take a few minutes to sign, date, and mail the enclosed proxy card in the postage paid envelope provided, by following the voting instructions on your card to vote by internet or telephone, or by calling 1-877-614-9587 to vote with one of our proxy voting specialists. If you would like to virtually attend the Special Meeting, please contact us at bluerockproxy@client.sodali.com.
Once you vote, you will no longer receive phone calls, mailed letters or reminder emails. Voting also saves the Fund additional expenses and fees. We appreciate you casting your vote today.

Thank you,

Ramin Kamfar
Chairman of the Board
BLUEROCK TOTAL INCOME+ REAL ESTATE FUND

BR_ADJ-2_9.25